Exhibit 10.14

11/23/08

AMENDMENT NO. 1 TO TRUST AGREEMENT
FOR
DEFERRED COMPENSATION AND
SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS OF TIERONE
CORPORATION AND TIERONE BANK

This Amendment No. 1 to the TierOne Corporation and TierOne Bank Trust Agreement (the “Trust Agreement”) by and between TierOne Corporation (the “Company”), TierOne Bank (the “Bank”) and Paul M. Schudel (the “Trustee”) is dated and is effective as of December 17, 2008. The Trust Agreement was originally effective as of July 27, 2006.  Capitalized terms which are not defined herein shall have the same meaning as set forth in the Trust Agreement.

WITNESSETH:

WHEREAS, the Company and the Bank have adopted the following plans: (i) TierOne Bank Amended and Restated Deferred Compensation Plan; (ii) TierOne Bank Savings Plan Amended and Restated Supplemental Executive Retirement Plan; (iii) TierOne Corporation Employee Stock Ownership Plan Amended and Restated Supplemental Executive Retirement Plan; and (iv) TierOne Bank Amended and Restated 1993 Supplemental Retirement Plan Agreement (the “Plan” or “Plans”) to provide deferred compensation for certain members of the Company’s or the Bank’s Board of Directors, senior management and key employees (collectively, the “Participant” or “Participants”);

WHEREAS, the parties hereto previously established a trust (the “Trust”) to fund the obligations under each of the Plans, with the assets contributed to the Trust subject to the claims of the Company’s and the Bank’s creditors in the event of the Company’s or the Bank’s insolvency, until paid to a Participant or their beneficiaries in such manner and at such times as specified in each of the Plans;

WHEREAS, subsequent to the adoption of the Trust Agreement, the Internal Revenue Service issued final regulations under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, Section 409A of the Code provides that if the assets held in the Trust are ever transferred outside of the United States, then such assets would be deemed transferred to the Participants and taxable to the Participants;

WHEREAS, all assets of the Trust have been held in the United States, and it is the intent of the parties that all Trust assets continue to be held in the United States;

WHEREAS, the parties desire to amend the Trust Agreement to expressly prohibit any transfer of any Trust assets outside of the United States; and

WHEREAS, Section 12 of the Trust Agreement permits the parties hereto to amend the Trust Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.           Amendment to Section 5 of the Trust Agreement.  Section 5 of the Trust Agreement is hereby amended to read in its entirety as follows:

“(a) The Trustee may invest the Trust Assets in such assets as the Bank may from time to time direct.  Notwithstanding the foregoing, to the extent any such assets are invested in common stock or common stock units of the Company, such investments (i) must not be diversified; (ii) must remain at all times invested in the form of common stock or common stock units of the Company, as applicable; and (iii) must be distributed solely in the form of shares of common stock of the Company; provided, however, that in the event of any change in the outstanding shares of Company common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, then the account of each Plan Participant shall be adjusted by the Company in a reasonable manner to reflect the change, and any such adjustment by the Company shall be conclusive and binding for all purposes of each Plan. All rights associated with the Trust Assets shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with a Plan Participant, except that voting rights with respect to Trust Assets will be exercised by the Bank.  Except for any assets invested in common stock or common stock units of the Company, the Bank shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any Trust Asset.  This right is exercisable by the Bank in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.  The Trustee shall not be liable for any loss on any investment made pursuant to this Section 5.

(b) Notwithstanding any other provision of this Trust Agreement, all Trust Assets shall be held in the United States of America, and at no time shall the Trustee or any other person or entity cause any of the Trust Assets to be transferred outside of the United States.”

2.           Effectiveness.  This Amendment shall be deemed effective as of the date first written above, as if executed on such date.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Trust Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

3.           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Nebraska.

4.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company, the Bank and the Trustee have caused this Amendment to be signed, and their respective corporate seals to be hereto affixed, as of the day and year first written above.

        TIERONE CORPORATION

Attest:

/s/ Judith A. Klinkman	By:_/s/ Gilbert G. Lundstrom
Judith A. Klinkman                                                                                Gilbert G. Lundstrom
Assistant Secretary                                                                                Chairman and Chief Executive Officer

        TIERONE BANK

Attest:

/s/ Judith A. Klinkman	By:_/s/ Gilbert G. Lundstrom
Judith A. Klinkman	Gilbert G. Lundstrom
Assistant Secretary                                                                                   Chairman and Chief Executive Officer

       TRUSTEE

       By _/s/ Paul M. Schudel, Trustee
                Paul M. Schudel, Esq.

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